EXHIBIT 10.11

SPARTAN MOTORS, INC.
INDEMNIFICATION AGREEMENT

                    This Indemnification Agreement (the "Agreement") is made as of the day _____ of ______________, 20___, by and between SPARTAN MOTORS, INC., a Michigan corporation (the "Company"), and ______________________ ("Indemnitee"), a director and/or officer of the Company.

                    Indemnitee is a [director][executive officer] of the Company. It is essential to the Company to attract and retain as [directors][executive officers] the most capable persons available. The Company's Articles of Incorporation, as approved by its shareholders, provide that the Company's [directors][executive officers] shall be indemnified as of right to the fullest extent permitted by law. This Agreement implements that provision. In partial consideration of Indemnitee's agreement to serve as a [director][executive officer] of the Company, the parties are entering into this Agreement.

                    THEREFORE, the Company and Indemnitee agree:

          Section 1.          Definitions. As used in this Agreement:

          (a)          "Expenses" shall mean all reasonable costs, expenses, and obligations actually paid or incurred in connection with investigating, litigating, being a witness in, defending, or participating in, or preparing to litigate, defend, be a witness in, or participate in any matter that is the subject of a Proceeding (as defined below), including, without limitation, any attorney, accountant and expert fees and court costs.

          (b)          "Proceeding" shall mean any threatened, pending, or completed action, suit or proceeding, or any inquiry or investigation, whether brought by or in the right of the Company or otherwise, and whether of a civil, criminal, administrative, or investigative nature, in which Indemnitee is, may be, or may have been involved as a party or otherwise by reason of the fact that Indemnitee is or was a director, officer, employee, or agent of the Company and/or any one or more of its subsidiaries, or by reason of any action taken by Indemnitee, or any inaction on Indemnitee's part, while acting as a director, officer, employee, or agent of the Company and/or any one or more of its subsidiaries, or by reason of the fact that Indemnitee is or was elected, appointed or serving at the request of the Company and/or any one or more of its subsidiaries as a director, officer, partner, trustee, employee, agent or fiduciary of any other foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not.

          (c)          "Resolution Costs" shall include any amount paid in connection with a Proceeding and in satisfaction of a judgment, fine or penalty, or any amount paid in settlement of a Proceeding.

          (d)          "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A issued under the Securities Exchange Act of 1934, as amended (the "Act")whether or not the Company is subject to Regulation 14A. Without limiting the inclusiveness of the definition in the preceding sentence, a Change in Control of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions is satisfied: (a) any Person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; (b) the failure at any time of the Continuing Directors to constitute at least a majority of the board of directors of the Company; (c) during any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors of the company cease for any reason to constitute a majority of the board of directors; or (d) any of the following occur: (i) any merger or consolidation of the Company, other than a merger or consolidation in which the voting securities of the Company immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or being converted into securities of the surviving entity) 80% or more of the combined voting power of the Company or surviving entity immediately after the merger or consolidation with another entity; (ii) any sale, exchange, lease, mortgage, pledge, transfer or other disposition (in a single transaction or a series of related transactions) of assets or earning power aggregating more than 50% of the assets or earning power of the Company on a consolidated basis; (iii) any complete liquidation or dissolution of the Company; (iv) any reorganization, reverse stock split or recapitalization of the Company which would result in a Change in Control as otherwise defined herein; or (v) any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.

          (e)          "Continuing Directors" means the individuals who were either (a) serving as directors of the Company on                               , 2005, or (b) subsequently appointed or elected as a director, if appointed or nominated by at least a majority of the Continuing Directors in office at the time of the nomination or appointment.

          (f)          "Person" has the same meaning as set forth in Sections 13(d) and 14(d)(2) of the Act.

          (g)          A "Potential Change in Control" shall be deemed to have occurred if (i) the Company enters into an agreement, the consummation of that would result in the occurrence of a Change in Control; (ii) any person (including the Company) publicly announces an intention to take or to consider taking actions that once consummated would constitute a Change in Control; or (iii) the Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

          Section 2.          Agreement To Serve. Indemnitee agrees to serve as a director and/or officer of the Company for so long as Indemnitee is duly elected or appointed or until the tender of Indemnitee's written resignation.

          Section 3.          Indemnification.

          (a)          The Company shall indemnify Indemnitee against all Expenses incurred by Indemnitee in connection with any Proceeding, except as otherwise provided in this Agreement. The Company shall indemnify Indemnitee against all Resolution Costs incurred by Indemnitee in connection with any Proceeding other than a Proceeding by or in the right of the Company, except as otherwise provided in this Agreement. The Company or a person challenging indemnification has the burden of proving that indemnification is not permitted by this Agreement. However, no indemnification shall be made under this Section if and to the extent that such Expenses or Resolution Costs are:

          (i)          with respect to remuneration paid to Indemnitee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

          (ii)          on account of any suit in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase and sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16 of the Act and amendments thereto, or similar provisions of any federal, state, or local law;

          (iii)          on account of Indemnitee's conduct which is determined by a final judgment or other final adjudication to have been knowingly fraudulent, deliberately dishonest, or engaged in willful misconduct;

          (iv)          on account of Indemnitee's conduct which by a final judgment or other final adjudication is determined to have not been in good faith, to have not been believed by Indemnitee to have been in or not opposed to the best interests of the Company, or to have produced an unlawful personal benefit;

          (v)          with respect to a criminal proceeding if Indemnitee knew or had reasonable cause to believe that Indemnitee's conduct was unlawful; or

          (vi)          with respect to a Proceeding in which a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

          (b)          In addition to any indemnification provided under Subsection 3(a) above, the Company shall indemnify Indemnitee against any Expenses or Resolution Costs incurred by Indemnitee, regardless of the nature of the Proceeding in which Expenses and/or Resolution Costs were incurred, if the Expenses or Resolution Costs would have been covered, insured or reimbursed under any insurance policy in effect on the effective date of this Agreement or that become effective on any later date.

          (c)          It is the intent of this Agreement that, in addition to any indemnification provided under Subsections 3(a) and 3(b), the Company shall indemnify Indemnitee to the fullest extent allowed by law as presently or hereafter enacted or interpreted, against any Expenses and Resolution Costs incurred by Indemnitee in connection with any Proceeding. If, and to the extent that a change in, or in the implementation or interpretation of, the Michigan Business Corporation Act (whether by statute, regulation, judicial decision or otherwise) permits greater indemnification, either by agreement or otherwise, than presently provided by law or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

          (d)          Without limiting Indemnitee's right to indemnification under any other provision of this Agreement, the Company shall indemnify Indemnitee in accordance with the provisions of this Subsection if Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that Indemnitee was or is a director, officer, employee, or agent of the Company and/or any one or more of its subsidiaries or is or was serving at the request of the Company and/or any one or more of its subsidiaries as a director, officer, partner, trustee, employee, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against all Expenses and Resolution Costs incurred by Indemnitee, but only if Indemnitee acted in good faith and in a manner that Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made under this Subsection in respect of any claim, issue, or matter as to which Indemnitee shall have been adjudged to be liable to the Company in the performance of his duty to the Company unless, and only to the extent that, any court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the relevant circumstances, Indemnitee is fairly and reasonably entitled to indemnity, in which event indemnification shall be limited to reasonable expenses incurred.

          (e)          Notwithstanding any other provision of this Agreement, prior to a Change in Control Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Proceeding initiated by Indemnitee against the Company or any director, officer, employee, agent, or fiduciary of the Company (in such capacity) unless the Company has joined in or consented to the initiation of such Proceeding or such Proceeding relates to the enforcement by Indemnity of Indemnitee's rights under this Agreement.

          (f)          Indemnitee shall, as a condition precedent to indemnification under this Agreement, give written notice to the Company as soon as practicable of any claim for which indemnification will or could be sought under this Agreement. In addition, Indemnitee shall give the Company such information and cooperation as the Company may reasonably require.

          (g)          Notwithstanding any other provision of this Agreement, no indemnification shall be paid in violation of Michigan or federal laws and regulations.

          Section 4.          Payment of Indemnification.

          (a)          The Company shall pay or reimburse Indemnitee all Expenses and Resolution Costs for which Indemnitee is entitled to indemnification under Section 3, upon written demand for such payment or reimbursement from Indemnitee, promptly if, when and to the extent that a determination has been made, or deemed to have been made, in the manner provided in this Section 4 that Indemnitee is entitled to indemnification under Section 3.

          (b)          A determination as to whether or not Indemnitee is entitled to indemnification shall be made, no later than 30 days after receipt by the Company of a written demand of Indemnitee for such payment or reimbursement, by: (i) a majority vote of a quorum of directors who are not parties or threatened to be made parties to such Proceeding; (ii) if a quorum cannot be obtained under subsection (i), a majority vote of a committee of two or more directors, duly designated by the board, who are not parties or threatened to be made parties to such Proceeding; or (iii) if a quorum as described in subsection (i) cannot be obtained and a committee as described in subsection (ii) cannot be designated, the board of directors shall select independent legal counsel. If such determination is not referred to independent legal counsel, the board of directors, or committee provided in this subsection, shall be deemed to have made a determination that Indemnitee is entitled to Indemnification under Section 3 and that the Expenses and Resolution Costs are reasonable, unless within that 30 day period, such board or committee determines, in writing and in unconditional terms, that indemnification is not allowed under Section 3 of this Agreement or that a specified portion of such Expenses and Resolution Costs are not reasonable. Except as provided in Subsection 4(c), if the determination made under Section 4 is to be made by independent legal counsel then the independent legal counsel shall be selected by (x) a majority vote of a quorum of the board of directors who are not parties or threatened to be made parties to the Proceeding; (y) if a quorum cannot be obtained under subsection (x), a majority vote of two or more directors, duly designated by the board, who are not parties or threatened to be made parties to such Proceeding; or (z) if a quorum as described in subsection (x) cannot be obtained and a committee as described in subsection (y) cannot be designated, the board of directors shall select independent legal counsel.

          (c)          If a Change in Control (as defined in Section 1(d)) has occurred and the Continuing Directors do not constitute a majority of the Board of Directors, the determination made under Section 4 shall be made by independent legal counsel and not the board of directors or a committee of the board of directors. If a Change in Control has occurred, independent legal counsel shall be selected by Indemnitee. The Company shall pay the reasonable fees of the independent legal counsel and fully indemnify such counsel against any and all expense (including attorney fees), claims, liabilities, and damages arising out of or relating to this Agreement or its engagement pursuant thereto.

          (d)          If the indemnification demand is referred to independent legal counsel under this Section 4, a determination as to whether or not Indemnitee is entitled to indemnification shall be made no later than 45 days after Indemnitee's initial demand to the Company. Independent legal counsel shall be deemed to have made a determination that indemnification is allowed under Section 3 of this Agreement and that the Expenses and Resolution Costs are reasonable, unless within that 45 day period, independent legal counsel presents to the Company's board of directors a written opinion stating in unconditional terms that Indemnitee is not entitled to indemnification under Section 3 of this Agreement or that a specified portion of such Expenses and Resolution Costs are not reasonable.

          (e)          If the Company has not made a determination as to whether or not indemnification is allowed under Section 3 within the 30 day period (or 45 day period if referred to independent legal counsel) prescribed in Section 4, the Company shall be deemed to have made a determination that Indemnitee is entitled to indemnification under Section 3 and that the Expenses and Resolution Costs are reasonable.

          (f)          The right to indemnification payments as provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction in the State of Michigan and in which venue is proper. The burden of proving that indemnification is not required or permitted by this Agreement shall be on the Company or on any Person challenging the indemnification. Neither the failure of the Company, including its board of directors, committees, or legal counsel, to have made a determination prior to the commencement of any Proceeding that indemnification is proper nor an actual determination by the Company, including its board of directors, committee or independent legal counsel, that indemnification is not proper, shall bar an action by Indemnitee to enforce this Agreement or create a presumption that Indemnitee is not entitled to indemnification under this Agreement. If the board of directors, committee or independent legal counsel determines in accordance with Section 4 that Indemnitee would not be permitted to be indemnified in whole or in part, Indemnitee shall have the right to commence litigation in any court of competent jurisdiction in the State of Michigan and in which venue is proper seeking an independent determination by the court or challenging any such determination by the board of directors, committee, or independent legal counsel, and the Company hereby consents to service of process and to appear in any such proceeding. Expenses incurred by Indemnitee in connection with successfully establishing Indemnitee's right to indemnification, in whole or in part, shall also be paid or reimbursed by the Company.

          (g)          Indemnitee shall not participate in any way in the board of directors' or committees' discussion and approval of indemnification under this Section 4. However, Indemnitee may present Indemnitee's request to the board of directors and respond to any inquiries concerning Indemnitee's involvement in the circumstances giving rise to the administrative proceeding or civil action.

          Section 5.          Payment or Reimbursement of Indemnitee in Advance of Final Disposition.

          (a)          The Company may pay or reimburse Indemnitee for Expenses incurred by Indemnitee in advance of final disposition of a Proceeding, within 30 days after receipt by the Company of a written request for such advance payment or reimbursement, if:

          (i)          Indemnitee furnishes the Company with a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct required of Indemnitee and for which the indemnification claim is based;

          (ii)          as of the date of such payment or reimbursement, a determination has been made, in the manner provided in Section 4 of this Agreement, that the facts then known to those making the determination would not preclude indemnification under this Agreement; and

          (iii)          Indemnitee's written request includes an unlimited general obligation to repay the amount or amounts advanced by the Company if it is ultimately determined that Indemnitee did not meet the applicable standard of conduct to receive indemnification under this Agreement.

          (b)          Indemnitee hereby undertakes that Indemnitee shall repay to the Company any amount advanced under this Agreement if and to the extent that it is ultimately determined, as provided in this Agreement or the Bylaws of the Company, that Indemnitee is not entitled to such indemnification.

          Section 6.          Defense of Claim. Prior to a Change in Control:

          (a)          The Company, jointly with any other indemnifying party, shall be entitled to assume the defense of any Proceeding as to which Indemnitee requests indemnification. After notice from the Company to Indemnitee of its election to assume the defense of a Proceeding, the Company shall not be liable to Indemnitee under this Agreement for any legal or other Expenses subsequently incurred by Indemnitee in connection with the defense of such matter other than reasonable costs of investigation or as otherwise provided in subsection (c) below.

          (b)          Except as provided in subsection (c) below, the Company need not, in any action or actions, employ or approve the employment of more than one counsel to represent Indemnitee and any other officer or other party entitled to indemnification pursuant to an agreement similar to this Agreement or otherwise.

          (c)          Indemnitee may employ his own counsel in a Proceeding and be indemnified therefor if (i) the Company approves, in writing, the employment of such counsel, or (ii) either (A) Indemnitee has reasonably concluded that there are conflicts of interest between the Company and Indemnitee or between Indemnitee and other parties represented by counsel employed by the Company to represent Indemnitee in the

Proceeding, or (B) the Company has not employed counsel to assume the defense of the Proceeding.

          Section 7.          Establishment of Trust.

          (a)          If and while there is a pending or threatened Proceeding while a Potential Change in Control of the Company exists, the Company shall, upon written request by Indemnitee, create a trust for the benefit of Indemnitee and from time to time upon written request of Indemnitee shall fund the trust in an amount sufficient to satisfy any and all anticipated Expenses or Resolution Costs that may properly be subject to indemnification under Section 3 above at the time of each request. The amount or amounts to be deposited in the trust pursuant to this funding obligation shall be determined by (i) a majority vote of a quorum consisting of directors who are Continuing Directors and are not parties or threatened to be made parties to the Proceeding; (ii) if a quorum cannot be obtained under subsection (i), a committee of two or more directors, duly designated by the board, who are Continuing Directors and who are not parties to or threatened to be made parties to the Proceeding; (iii) if a quorum as described in subsection (i) cannot be obtained and a committee as described in subsection (ii) cannot be designated, the President of the Company if he or she is not a party to or threatened to be made a party to the Proceeding. If a selection cannot be made as described in subsections (i), (ii) or (iii), the amount or amounts to be deposited in the trust shall be determined by independent legal counsel selected as described above in Section 4.

          (b)          The terms of the trust shall provide that upon a Change in Control: (i) the trust shall not be revoked or the principal of the trust fund invaded, without the written consent of Indemnitee; (ii) the trustee shall advance, within ten business days of a request by Indemnitee, any amount properly payable to Indemnitee under Sections 4 or 5 of this Agreement; (iii) the trust shall continue to be funded by the Company in accordance with the funding obligation set forth above; (iv) the trustee shall promptly pay to Indemnitee all amounts that Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise; and (v) all unexpended funds in the trust shall revert to the Company upon a final determination by a court of competent jurisdiction that Indemnitee has been fully indemnified under the terms of this Agreement.

          (c)          The trustee shall be chosen by the party determining the initial funding of the trust and shall be a national or state bank having a combined capital and surplus of not less than $20,000,000. At the time of each draw from the trust fund, Indemnitee shall provide the trustee with a written request providing that Indemnitee undertakes to repay the amount to the extent that it is ultimately determined that Indemnitee is not entitled to indemnification.

          (d)          Any funds, including interest or investment earnings, remaining in the trust fund shall revert and be paid to the Company if: (i) a Change in Control has not occurred; and (ii) if the Board of Directors by vote of a majority of a quorum consisting of Continuing Directors determines that the circumstances giving rise to that particular funding of the trust no longer exists. Nothing in this section shall relieve the Company of any of its obligations under this Agreement.

          Section 8.          Partial Indemnification; Successful Defense. If Indemnitee is entitled under any provision of this Agreement to indemnification, or advance payment or reimbursement by the Company for some portion of the Expenses or Resolution Costs incurred by Indemnitee, but not for the total amount of the Expenses or Resolution Costs, the Company shall nevertheless indemnify Indemnitee or advance payment or reimbursement for the portion of such Expenses or Resolution Costs to which Indemnitee is entitled. Notwithstanding any provision of any other section of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all claims relating in whole or in part to a Proceeding or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses and Resolutions Costs incurred in connection with such Proceeding. Notwithstanding any other provision of this Agreement, the total amount of Expenses and Resolution Costs advanced or indemnified from all sources combined shall not exceed the amount of actual Expenses and Resolution Costs incurred by Indemnitee.

          Section 9.          Consent to Settlement. Unless and until a Change in Control has occurred, the Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding made without the Company's written consent signed by its President. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee or involve an admission of illegal conduct without Indemnitee's written consent. Neither the Company nor Indemnitee will unreasonably withhold their consent to any proposed settlement.

          Section 10.          Severability. If this Agreement or any portion hereof (including any provision within a single section, subsection, or sentence) shall be held to be invalid, void, or otherwise unenforceable on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify Indemnitee as to any Expenses or Resolution Costs with respect to any Proceeding to the full extent permitted by law or any applicable portion of this Agreement that shall not have been invalidated, declared void, or otherwise held to be unenforceable.

          Section 11.          Indemnification Hereunder Not Exclusive. The indemnification provided by this Agreement shall be in addition to any other rights to which Indemnitee may be entitled under the Articles of Incorporation or Bylaws of the Company, any vote of shareholders or disinterested directors, the Michigan Business Corporation Act or otherwise, both as to actions in Indemnitee's official capacity and as to actions in another capacity while holding such office. However, this Agreement supersedes the previous indemnification agreement between the parties dated _________________________, _____.

          Section 12.          No Presumption. For purposes of this Agreement, the termination of any claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

          Section 13.          Liability Insurance. If the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by the policy or policies to the maximum extent of the coverage available for any director or officer of the Company under such policy or policies. Indemnitee may be covered by the policy or policies whether or not the Company would have the power to indemnify him or her against liability under Sections 561 to 565 of the Michigan Business Corporation Act.

          Section 14.          Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents reasonably required and shall take all reasonable actions necessary to secure such rights, including the execution of such documents necessary to enable the Company to effectively bring suit to enforce such rights.

          Section 15.          No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Bylaw, or otherwise) of the amounts otherwise indemnifiable hereunder.

          Section 16.          Notice. All notices and other communications hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission (with immediate confirmation thereafter) sent by registered, certified or express mail, postage prepaid, return receipt requested, or sent by a nationally recognized overnight courier service, marked for overnight delivery. Any such notice shall be deemed given when so delivered personally, or sent by facsimile transmission (provided confirmation is received immediately thereafter); or if mailed, upon receipt or rejection by the addressee; or if sent by overnight courier, one business day after the date of delivery to the courier service marked for overnight delivery; in each case addressed as provided below or to such other address as the parties hereto may specify from time to time by notice given as provided herein.

If to the Company:

Spartan Motors, Inc. 1165 Reynolds Road Charlotte, Michigan 48813 Attention: Corporate Secretary

(or to any other individual or address that the Company designates by written notice to Indemnitee)

If to Indemnitee:

Addressed to the address provided in this Agreement or such other address as Indemnitee designates by written notice to Company.

Upon receipt of notice or a communication through facsimile transmission, as permitted in this Section, each party agrees to promptly acknowledge and reply to such communication in the same manner in which the communication was received.

          Section 17.          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, and all of which taken together shall constitute a single document.

          Section 18.          Continuation of Indemnification. The indemnification rights provided to Indemnitee under this Agreement shall continue after Indemnitee has ceased to be a director, officer, employee, agent, or fiduciary of the Company or any other foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, in which Indemnitee served in any such capacity at the request of the Company.

          Section 19.          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns, including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business or assets of the Company, and spouses, heirs, administrators and personal and legal representatives of Indemnitee.

          Section 20.          Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan applicable to contracts made and to be performed in Michigan without giving effect to the principles of conflicts of laws, and to the extent applicable the federal laws of the United States of America.

          Section 21.          Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any affiliate of the Company against Indemnitee, Indemnitee's spouse, heirs, administrators or personal or legal representatives after two years from the date of accrual of the cause of action, and any such claim or cause of action of the Company or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within the two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any cause of action the shorter period shall govern.

          Section 22.          Amendments; Waiver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto or, in the case of waiver, by the party against whom the waiver is asserted. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver of any provision of this Agreement.

          Section 23.          Headings. The section headings in this Agreement are for convenient reference only and shall not affect the construction of this Agreement.

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          The parties have executed this Agreement as of the date stated in the first paragraph of the Agreement.

Spartan Motors, Inc.

By

Its

Indemnitee

Address: